================================================================================

      As filed with the Securities and Exchange Commission on June 13, 1997
                                    Reg No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                           HASKEL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            CALIFORNIA                               95-4107640
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)

                              100 East Graham Place
                             Burbank, California 91502               91502
                      (Address of principal executive offices)     (Zip Code)

                           401(k) PROFIT SHARING PLAN
                            (Full title of the plan)

                                LONNIE D. SCHNELL
                           HASKEL INTERNATIONAL, INC.
                              100 EAST GRAHAM PLACE
                               BURBANK, CALIFORNIA
                                 (818) 843-4000
 (Name, address and telephone number, including area code, of agent for service)


                                    Copy to:
                             WILLIE R. BARNES, ESQ.
                          MUSICK, PEELER & GARRETT LLP
                         ONE WILSHIRE BLVD., SUITE 2000
                          LOS ANGELES, CALIFORNIA 90017
                                 (213) 629-7600


                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                     Proposed            Proposed           Amount of
  Title of Securities          Amount to be           Maximum             Maximum          Registration
   to be Registered            Registered(1)      Offering Price         Aggregate             Fee
                                                   Per Share(2)      Offering Price(2)
---------------------------------------------------------------------------------------------------------
    Class A Common
        Stock,                 259,607 Shares         $9 5/8               $2,498,718         $758
   without par value
=========================================================================================================

(1) In addition, pursuant to Rule 416(c) and (h)(1) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the last reported sale price of the Registrant's Class A Common Stock as reported on the NASDAQ National Market on June 9, 1997.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                 THIS DOCUMENT CONSTITUTES A PROSPECTUS COVERING
                 SECURITIES THAT HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933

                           HASKEL INTERNATIONAL, INC.

                           401(k) Profit Sharing Plan

                     259,607 Shares of Class A Common Stock
                           and Employee Participations

                           ---------------------------


         Participation in the Haskel International, Inc. 401(k) Profit Sharing Plan (the "Plan") as explained herein is available to eligible employees of Haskel International, Inc. (the "Company") and designated subsidiary corporations of the Company. The Plan is comprised of applicable provisions of the Louis Kravitz & Associates, Inc. Master 401(k) Profit Sharing Plan, Master Trust Agreement and Adoption Agreement executed by the Company. The information contained herein amends and restates all other documents dated prior to June 13, 1997 constituting the Prospectus relating to the Plan. It is suggested that this Prospectus be retained for further reference.


                           ---------------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                 OR ANY STATE SECURITIES COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                           ---------------------------


         This Prospectus does not cover resales of shares of the Company's Class A Common Stock acquired hereunder. However, persons who are not affiliates of the Company as defined in Rule 405 of the Securities Act of 1933, as amended (the "Act") ordinarily may publicly resell such shares acquired hereunder without registration under the Act, in reliance on Section 4(1) thereof. An affiliate of the Company may not publicly resell shares acquired hereunder without compliance with Rule 144 promulgated under the Act or registration under this Act.

                  THE DATE OF THIS PROSPECTUS IS JUNE 13, 1997

                                TABLE OF CONTENTS

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                                                                               Page
                                                                               ----
AVAILABLE INFORMATION...........................................................  2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................  2

THE COMPANY.....................................................................  4

INFORMATION ABOUT THE 401(k) PROFIT SHARING PLAN................................  4
         General................................................................  4
         Administration.........................................................  4
         ERISA..................................................................  5
         Termination Of The Plan................................................  6

SUMMARY OF THE PLAN.............................................................  6
         Eligibility............................................................  6
         Employee Elective Deferrals............................................  7
         Company Contributions..................................................  7
         Investments............................................................  8
         Capital Preservation Fund..............................................  9
         Dreyfus Lifetime Portfolios, Inc.-Income Portfolio.....................  9
         Dreyfus Lifetime Portfolios, Inc. Growth And Income Portfolio.......... 10
         Dreyfus Lifetime Portfolios, Inc. Growth Portfolio..................... 10
         Dreyfus New Leaders Fund, Inc.......................................... 11
         Neuberger & Berman Focus Trust......................................... 11
         Investment Performance ................................................ 12
         Vesting of Company Contributions....................................... 13
         Employer Contributions Account......................................... 13
         Matching Contributions Account......................................... 13
         Deferred Income Account................................................ 13

WITHDRAWALS DURING EMPLOYMENT................................................... 13
         Loans.................................................................. 14
         Loan Provisions........................................................ 14
         Distributions.......................................................... 15
         Roll-Overs and Direct Transfers........................................ 15
         Forfeitures............................................................ 15
         Voting Rights.......................................................... 15
         Other Information...................................................... 16
         Termination of Employment.............................................. 16

FEDERAL INCOME TAX CONSEQUENCES................................................. 17
         Limitation on Elective Deferrals....................................... 17
         In-Service Withdrawals................................................. 17

                                                                                                               Page
                                                                                                               ----

                  Distributions and Termination of Employment................................................... 17
                  Tax Withholding............................................................................... 18
                  IRA Rollovers................................................................................. 18

         RESTRICTIONS ON RESALE................................................................................. 19

         INSIDER TRADING RESTRICTIONS........................................................................... 19

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE CLASS A COMMON STOCK OR INTERESTS IN THE PLAN OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission; the address of the Commission's Web site is http://www.SEC.gov. This Prospectus does not contain all of the information set forth in the Company's registration statement and exhibits thereto filed with the Commission to which reference is hereby made. Copies of such registration statement and exhibits may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the charges prescribed by the Commission.

         The shares of the Company's outstanding Class A Common Stock are admitted to trading on the NASDAQ NATIONAL MARKET under the Symbol HSKL. Reports, proxy statements and other information concerning the Company may be inspected at such Exchange.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company and the Plan hereby incorporate herein by reference the following documents on file with the Commission:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1996, File No. 0-25068;

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended August 31, 1996, November 30, 1996, and February 28, 1997, File No. 0-25068;

         3. The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed on September 19, 1994, including any amendment or report subsequently filed by the Company for the purpose of updating that description, File No. 0-25068.

         All documents hereafter filed by the Company and the Plan pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the Class A Common Stock offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof (such documents and the documents enumerated above, being hereafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the oral or written request of any such person, a copy of any or all of the documents incorporated herein by reference, excluding the exhibits thereto, and copies of all other documents pertaining to the Plan pursuant to Rule 428(b) of the Rules and Regulations under the Securities Act of 1933. Requests for such documents should be directed to Haskel International, Inc., 100 East Graham Place, Burbank, California 91502; Attention: Lonnie D. Schnell, Telephone Number (818) 843-4000.

                                   THE COMPANY

         The Company, incorporated under the laws of the State of California in 1946 manufactures pneumatically (compressed air or gas) and hydraulically (oil) driven, high-pressure low-flow, fixed displacement, reciprocating plunger, liquid pumps, gas boosters, chemical ejection pumps and air pressure amplifiers ("HASKEL(R) Specialty Pumps") for industrial, commercial, aerospace and military applications. The principal executive offices of the Company are located in Burbank, California and its mailing address is 100 East Graham Place, Burbank, California 91502, telephone number (818) 843-4000.


                INFORMATION ABOUT THE 401(k) Profit Sharing Plan

GENERAL

         This Prospectus is designed to furnish eligible employees of the Company and its wholly owned subsidiaries information regarding the Plan which in its original form was effective as of June 1, 1984. The Board of Directors approved this restated Plan on May 29, 1997, effective as of June 1, 1997. The Plan is qualified as a profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is also designed to meet the requirements of a cash or deferred arrangement under Section 401(k) of the Code.

         The Plan is designed to be a supplemental retirement program for eligible employees of the Company and its operating subsidiary corporations, Haskel Electronic Products, Inc. and Haskel-Hogan Sales and Services, Inc. ("Participating Employers"). It is primarily intended to provide a convenient program of regular savings and investment for eligible employees of the Participating Employers. In addition, discretionary contributions may also be made to the Plan by the Participating Employers. As of April 30, 1997, there were approximately 208 employees participating in the Plan.

ADMINISTRATION

         All funds contributed under the Plan and Plan earnings will be held in a trust fund by a trustee appointed by, and subject to removal by, the Board of Directors. The Trustee has exclusive authority and discretion to manage and control the trust fund; provided however that the Trustee's authority and discretion is subject to the proper, written directions of the Committee and is further subject to the individual investment selections of each participating employee ("Participant"), as permitted by the Plan. The Trustee does not make any discretionary decisions about the administration of the Plan. The trustee is First Trust Corporation, 717 17th Street, Suite 2600, Denver, Colorado 80202-3323.

         The Plan will be administered by an Administrative Committee (the "Committee"). The members of the Committee will be appointed by the Board of Directors of the Company and each member will serve at the pleasure of the Board of Directors.

         The Committee has full power to administer the Plan and to construe and apply all of its provisions on behalf of the Company. The present members of the Committee and their positions at the Company are:

        Lonnie D. Schnell                  Chief Financial Officer
        Pamela Karno                       Human Resource Manager
        Derek Aldred                       Vice-President, Engineering
        Donald Garabedian                  Product Manager
        Jesse Romero                       Machine Shop Programmer.

         The Committee will assist in maintaining records for the trust fund and for the Plan accounts of each Participant. The Committee will provide information regarding Plan account balances, investment options under the Plan, and will also administer all loans to Participants of moneys in the Plan. Information concerning the Plan and its administrators may be obtained by contacting:

                           Haskel International, Inc.
                           401(k) Profit Sharing Plan
                           100 East Graham Place
                           Burbank, California 91502
                           (818) 843-4000
                           Attention:  Pamela Karno

         While certain administrative fees and other expenses may be charged to the accounts of individual Participants if the fees are incurred solely for the benefit of that Participant, such as loan initiation fees, and while the Plan authorizes the Trustee to pay other administrative fees, including its own fees, from the general assets of the trust fund if not paid by the Company, the Company will pay most administrative fees, including the Trustee's fees, from its general funds and these fees will not be charged against Participants' accounts.

         Statements for each Participant's accounts will be mailed to each Participant on not less than an annual basis.

ERISA

         The Plan is an "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act ("ERISA") and is qualified as a profit sharing plan as described in Section 401(a) of the Code. As such, the Plan is subject to Titles I and II of ERISA, dealing with reporting and disclosure, participation and vesting, funding, fiduciary responsibility, administration and enforcement, and requirements for tax qualification. As an "individual account plan" within the meaning of Section 3(34) of ERISA, the Plan is not subject to the Plan termination insurance provisions of Title IV of ERISA. Hence, benefits under the Plan are not guaranteed by the Pension Benefit Guaranty Corporation. The Company does not extend to any Participant any guarantee of benefits under the Plan.

         All required reports will be filed with the proper authorities and delivered at least annually to Participants in accordance with the requirements of ERISA.

TERMINATION OF THE PLAN

         The Company presently intends to continue the Plan indefinitely. Nevertheless, each Participating Employer retains the right to terminate the Plan as to its employees and, in certain cases, the Participating Employers may also amend the Plan. In no case, however, may any termination, amendment or revision adversely affect or eliminate any benefits which have accrued for the benefit of Participants or beneficiaries under the Plan.

         If the Plan is terminated, the entire account balances of each Participant will become fully vested and will be distributed as soon as administratively feasible thereafter.


                               SUMMARY OF THE PLAN

         The following is a summary of the provisions of the Plan. For a full statement of terms and conditions, reference is made to the complete text of the Plan, a copy of which is available in the Company's main office at 100 East Graham Place, Burbank, California 91502. Nothing in the summary should be construed as changing any provisions of the Plan.

ELIGIBILITY

         Except for certain union employees whose retirement benefits are covered by a collective bargaining agreement and certain nonresident alien employees who receive no earned income from sources within the United States, each employee of a Participating Employer who has completed six months of service is eligible to become a Participant in the Plan on the first day of the month following the month in which he or she satisfies the eligibility requirements. There is no minimum age requirement.

         A former Participant who is rehired by a Participating Employer will again become a Participant immediately upon being rehired. A former employee who was not a participant who is rehired will be considered a new employee for eligibility purposes, if the number of consecutive one-year breaks in service equals or exceeds the greater of five or the aggregate number of years of service before such breaks in service and will participate in the Plan commencing on the first day of the month following the month he or she satisfies the eligibility requirements. If a former employee described in the preceding sentence is not considered a new employee, then he or she will participate immediately upon his or her reemployment with a Participating Employer if he or she has then satisfied the Plan's eligibility requirements or, if not, on the first day of the month following the month in which the participant satisfies the Plan's eligibility requirements. Employees who continue to work after normal retirement age will continue to be eligible to be active Participants.

         A Participant has the right to select the fund or funds in which his or her contributions will be invested and the right to direct the voting of the Company's Class A Common Stock held in his or her accounts.

EMPLOYEE ELECTIVE DEFERRALS

         Each Participant may participate in the Plan through a salary reduction agreement which authorizes a payroll deduction from his or her regular compensation ("Elective Deferrals"). Elective Deferrals are made in whole percentages of no less than one percent (1%), but no more than fifteen percent (15%) of a Participant's compensation. Elective Deferrals may be made with respect to bonus compensation payable to a Participant from time to time. Elective Deferrals are made on a pre-tax basis. No after-tax employee contributions are permitted under the Plan. A Participant's Elective Deferrals for any calendar year may not exceed an annual indexed dollar limit imposed by the Code ($9,500 for calendar year 1997).

         Each Participant's Elective Deferrals are allocated to his or her Deferred Income Account. Participants may elect the investment options in which contributions to their Deferred Income Accounts will be invested. A Participant can, at any time, elect or change the investment option or options in which contributions to his or her Deferred Income Account is to be invested by delivering notice to the Trustee. Investment decisions regarding the Company's Class A Common Stock are subject to the Trading Limitations set out in the Company's Securities Trading Policy. Investment elections or changes directed by Participants will be effective at the earliest opportunity within the limitations of this policy. See Insider Trading Restrictions.

         A Participant may modify the amount of his or her Elective Deferrals as of June 1, September 1, December 1, and March 1 of each calendar year. A Participant may suspend Elective Deferrals effective the first day of any pay period.

COMPANY CONTRIBUTIONS

         Each Participating Employer, in the discretion of its Board of Directors, may contribute a matching contribution on behalf of each Participant who makes Elective Deferrals to the Plan. The amount of matching contributions, if any, will be determined by each Participating Employer's Board of Directors, at the commencement of each fiscal year and thereafter will be allocated to a Participant's Matching Contributions Account on a payroll withholding basis as Elective Deferrals are made. In addition, at the discretion of each Participating Employer's Board of Directors, Employer discretionary contributions may be made on behalf of a Participant during each Plan year. Employer discretionary contributions will be allocated to each Participant's Employer Contribution Account. Total Company contributions, including Elective Deferrals, and contributions on behalf of each Participant are subject to several limitations imposed on qualified plans by the Code.

         The Company and each Participating Employer will make a matching contribution for the initial plan fiscal year. Accordingly, for this initial plan fiscal year, a Participant will receive a matching contribution equal to 200% of the first $250 of Elective Deferrals; thereafter, a Participant will receive a Matching Contribution equal to 25% of Elective Deferrals. The maximum matching contribution is limited to the first 6% of Compensation deferred. Any non vested portion of a Participant's account balance which is forfeited upon termination of employment will be credited toward the Company's matching contribution obligation.

INVESTMENTS

         Contributions made on behalf of a Participant, including Elective Deferrals, will be invested in one or more investment funds, or in the Company's Class A Common Stock (the "Haskel Stock Fund") as directed by the Participant. A Participant's contribution for purchase of the Company Class A Common Stock is combined with contributions of other employees to purchase Company Class A Common Stock on the open market at the current market price. When a Participant invests in Company Class A Common Stock, the value of the investment is subject to fluctuations in market value and other variables affecting the financial outlook of the Company as well as general market and economic conditions. There is no guarantee of principal, investment growth or income. A Participant's investment directions can be changed, at the discretion of the Participant, on any day by the Participant's submission of new or amended investment directions to the Trustee. However, during the initial 60 day period following the effective date of the Plan, June 1, 1997 (the transition period), investment changes will not be permitted.

         If the Participant fails to designate a fund his or her accounts will be invested in the Capital Preservation Fund.

         The funds are selected by the Committee and may be changed from time to time. A Participant may invest 100% of the contributions allocated to his or her accounts in any of the funds or may split his or her investment in minimum increments of 1.0% among any combination of the funds.

         The following options are available for investment under the 401(k) Profit Sharing Plan:

                Capital Preservation Fund
                Dreyfus New Leaders Fund, Inc.
                Neuberger & Berman Focus Trust
                Dreyfus LifeTime Portfolios, Inc.-Grown and Income Portfolio Dreyfus LifeTime Portfolios, Inc.-Income Portfolio
                Dreyfus LifeTime Portfolios, Inc.-Growth Portfolio
                Haskel Stock Fund

         THE INFORMATION SET FORTH BELOW WITH RESPECT TO THE FUNDS SPECIFIED IS ONLY A SUMMARY OF CERTAIN INFORMATION THAT HAS BEEN PUBLISHED OR PROVIDED BY SUCH FUNDS AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF OR TO EVALUATE THE VARIOUS RISKS ASSOCIATED WITH EACH FUND. THE COMPANY HAS NOT VERIFIED THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND MAKES NO REPRESENTATION WITH RESPECT THERETO. PROSPECTIVE PARTICIPANTS SHOULD NOTE THAT THE PERFORMANCE OF EACH FUND WILL FLUCTUATE AS MARKET CONDITIONS CHANGE, AND THAT PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

CAPITAL PRESERVATION FUND

         The Capital Preservation Fund is a collective investment fund for employee benefits trusts and plans investing primarily in guaranteed investment contracts, bank investment contracts, money market instruments, separate account structures and alternative investment contracts. The objective of the Fund is preservation of principal while achieving a competitive current income return. All GICs purchased will be from insurance companies which, at the time of issuance, are rated at least A by the A.M. Best Company, Inc. In addition, they will carry at least a minimum Townsend & Schupp rating of capital A-. All companies rated by Standard & Poor's at the time of purchase, must carry an AA-rating. All U.S. Treasury and agency obligations are considered to be AAA equivalents. All other investments will be from an approved list of bank and corporate issuers.

         The maximum average maturity of the fund will be three years. No. GIC/BIC will be purchased with a maturity over 5 years. Any alternative GIC/BIC purchased will have an average life limited to 6 years. In addition, the fund generally will hold approximately 5% in money market instruments and at least 20% of the fund's investments will mature in less than one year

         The Portfolio is managed by La Salle National Trust, N.A., a pioneer in the development of GIC Funds. In seeking its dual goals of high current income and price stability, the Capital Preservation Fund's management follows a conservative investment approach. Safety of principal is the primary concern.

         There can be no assurance that the fund will achieve its investment objective of high current income and stability of principal.

DREYFUS LIFETIME PORTFOLIOS, INC.-INCOME PORTFOLIO

         The Fund is a series fund that permits investment in three separate diversified portfolios: Income, Growth and Growth and Income. The Income Portfolio employs a strategic asset allocation investment technique that involves an ongoing comparison of the relative values of stocks and bonds across different markets and allocates the Portfolio's assets among common stock, fixed income securities, and short-term money market instruments. The Portfolio's composition is subject to change.

         In selecting investments for the Portfolio, Mellon Equity employs a multi-step process that, first, establishes an asset allocation baseline, or weighting of the Portfolio's assets toward a particular asset class; second, establishes ranges within which to allocate the Portfolio's assets among the asset classes; third, uses proprietary asset allocation models to recommend an allocation among asset classes; and fourth, selects the securities within the asset classes.

         The Income Portfolio invests exclusively in domestic securities and may invest up to 10% of its assets in money market instruments. The target allocation is 25% equity securities and 75% fixed-income securities. All equity investments will consist of large capitalization stocks (typically with market capitalization of greater than $ 1.4 billion).

         There is no assurance that this Fund will achieve its investment objective.

DREYFUS LIFETIME PORTFOLIOS, INC. GROWTH AND INCOME PORTFOLIO

         The Fund is a series fund that permits investment in three separate diversified portfolios: Income, Growth and Growth and Income. The Growth and Income Portfolio employs a strategic asset allocation investment technique that involves an on-going comparison of the relative value of stocks and bonds across different markets and allocates the Portfolio's assets among common stocks and fixed income securities. The Portfolio's composition is subject to change.

         In selecting investments for the Portfolio, Mellon Equity will employ a multi-step process that, first, establishes an asset allocation baseline, or weighting of the Portfolio's assets toward a particular asset class; second, establishes ranges within which to allocate the Portfolio's assets among the asset classes; third, uses proprietary asset allocation models to recommend an allocation among asset classes and; fourth, selects the securities within the asset classes.

         A target allocation is set for the Growth and Income Portfolio and then adjusted within defined ranges based upon Mellon Equity's assessment of return and risk characteristics of each. The Growth and Income Portfolio divides its investments between equity securities and fixed-income securities and may invest up to 15% of its assets in international securities. Domestic equity investments and fixed-income securities may range from 35% to 65% of the Portfolio with a target allocation of 50% in each asset class. The domestic equity portion is divided into 80% large capitalization stocks and 20% small capitalization stocks (typically with market capitalizations of less than $1.4 billion).

         There is no assurance that this Fund will achieve its investment objective.

DREYFUS LIFETIME PORTFOLIOS, INC. GROWTH PORTFOLIO

         The Fund is a series fund that permits investments in three separate diversified portfolios: Income, Growth and Growth and Income. The Growth Portfolio employs a strategic asset allocation investment technique that involves an on-going comparison of the relative value of stocks and bonds across different markets and allocates the Portfolio's assets among common stocks and fixed-income securities. The Portfolio's composition is subject to change.

         In selecting investments for the Portfolio, Mellon Equity will employ a multi-step process that, first, establishes an asset allocation baseline, or weighting of the Portfolio's assets toward a particular asset class; second, establishes ranges within which to allocate the Portfolio's assets among the asset classes; third, uses proprietary asset allocation models to recommend an allocation among asset classes and; fourth, selects the securities within the asset classes.

         A target allocation is set for the Growth Portfolio and then adjusted within defined ranges based upon Mellon Equity's assessment of return and risk characteristics of each. The Growth Portfolio divides its investments between equity securities and fixed-income securities and may invest up to 25% of its assets in international securities. Domestic equity investments may range from 65% to 95% of the Portfolio with a target allocation of 80%. The domestic equity portion is divided into 80% large capitalization stocks and 20% small capitalization stocks (typically with market capitalizations of less than $1.4 billion). Domestic fixed-income investments may range from 0% to 35% of the Portfolio with a target allocation of 20%.

         There is no assurance that this fund will achieve its investment objective.

DREYFUS NEW LEADERS FUND, INC.

         The Fund invests primarily in common stocks of domestic and foreign issuers typically with market capitalizations below $750 million at time of purchase. There are approximately 5,000 companies available for consideration in this market capitalization range. The Fund may invest up to 25% of the value of its assets in the securities of foreign companies which are not publicly traded in the United States and the debt securities of foreign governments. Investments in foreign securities involve additional risks. For defensive purposes, the Fund may invest in short-term money market instruments and cash. The Fund's share price and investment return fluctuate such than an investor's shares may be worth more or less than original cost upon redemption.

         There is no assurance that this Fund will achieve its investment objective.

NEUBERGER & BERMAN FOCUS TRUST

         The Portfolio's objective is to seek long-term capital appreciation. To maximize potential return, the Portfolio normally makes at least 90% of its investments in not more than six sectors it identifies as under-valued. Where a particular industry may fall within more than one sector, N&B Management uses its judgment and experience to determine the placement of that industry within a sector. The Portfolio uses the value-oriented investment approach to identify undervalued stocks in sectors of the economy. The Portfolio then focuses its investments in those sectors in which the under-valued stocks are clustered. These are believed to offer the greatest potential for capital growth. This investment approach is different from that of most other mutual funds that emphasize sector investments. Those funds either invest in only a single economic sector, or choose a number of sectors by analyzing general economic trends. While this value-oriented approach is intended to limit risks, the Portfolio -- with its concentration in sectors -- may be more greatly affected by any single economic, political or regulatory development than a more diversified mutual fund.

         The Portfolio will not (i) invest more than 50% of its total assets in any one sector, (ii) as a fundamental policy, concentrate 25% or more of its total assets in the securities of companies having their principal business activity in any one industry, or (iii) invest more than 5% of its total assets in the securities of any one company.

         There is no assurance that this Fund will achieve its investment objective.

         Neither the Company, the Committee nor the Trustee monitors a Participant's investment choices or is responsible if one of those choices results in a loss or fails to provide the rate of return anticipated by the Participant. The Company intends that the 401(k) Profit Sharing Plan be subject to the rules of ERISA Section 404(c) and Title 29 of the Code of Federal Regulations, Section 2550.404c-1 and, as a result, the liability of the Company, the Committee members, the Trustee and other Plan fiduciaries, if any, will be significantly limited if a Participant or beneficiary who directs the investment of his or her accounts incurs losses or suffers poor investment returns due to the necessary result of investment instructions given by the Participant or beneficiary. The Committee will review the general investment of each Fund and may from time to time change or modify the investment options made available to participants and beneficiaries.

INVESTMENT PERFORMANCE

         Set forth below for each of the past five years is the available annual total return for each of the Funds, other than the Haskel Stock Fund offered as an investment under the 401(k) Profit Sharing Plan.

                                                                           TOTAL RETURN FOR
                                                                            CALENDAR YEARS

                                                         1992       1993       1994     1995           1996
                                                         ----       ----       ----     ----           ----
Capital Preservation Fund                                7.10%      6.12%      6.11%    6.38%          6.38%

Dreyfus LifeTime Portfolios, Inc.                        ----       ----       ----     12.08%(1)      7.07%
                                                                                              -
Income Portfolio

Dreyfus New Leaders Fund, Inc.                           9.43%      17.07%     -0.15%   29.80%         17.31%

Dreyfus LifeTime Portfolio, Inc.                         ----       ----       ----     19.54%(1)     15.22%
                                                                                              -
Growth and Income Portfolio

Neuberger & Berman Focus Trust                           21.10%     19.60%     0.93%    36.03%        16.29%

Dreyfus LifeTime Portfolio, Inc.                         ----       ----       ----     24.92%(1)     21.45%
                                                                                                          -
Growth Portfolio

Haskel Stock Fund(2)                                     ----       ----       ----     ----          ----
                 -


(1) Represents total return from inception of Fund, March 31, 1995 to December 31, 1995.

(2) Represents that portion of the Trust which will be invested and reinvested in Company Class A Common Stock.

THE RETURNS ON INVESTMENT SHOWN ABOVE ARE FOR PURPOSES OF ILLUSTRATION ONLY. SINCE THEY ARE BASED ON HISTORICAL DATA, THEY SHOULD NOT BE CONSIDERED PREDICTIVE CONCERNING HOW ANY OF THE FUNDS WILL PERFORM IN ANY FUTURE YEAR. THE COMPANY DOES NOT GUARANTEE THE PERFORMANCE OF ANY OF THE FUNDS.

VESTING OF COMPANY CONTRIBUTIONS

         The vested interest of each Employee (who has been credited with at least one Hour of Service on or after January 1, 1989) in his or her accounts will be determined on the basis described below.

EMPLOYER CONTRIBUTIONS ACCOUNT

         The Participant's interest in his or her Employer Contribution Account will vest at the rate of 20% for each Year of Service. A Year of Service is each Plan year during which the Participant is credited with at least 1,000 Hours of Service. A Participant who is credited with Five Years of Service or more will be 100% vested in his or her Employer Contributions Account.

MATCHING CONTRIBUTIONS ACCOUNT

         The Participant's interest in his or her Matching Contributions Account will vest at the rate of 20% for each Year of Service. A Year of Service is each Plan year during which the Participant is credited with at least 1,000 Hours of Service. A Participant who is credited with Five Years of Service or more will be 100% vested in his or her Matching Contributions Account.

DEFERRED INCOME ACCOUNT

         A Participant will always be 100% vested in his or her Deferred Income Account.


                          WITHDRAWALS DURING EMPLOYMENT

         If a Participant has attained the age of 59 1/2 or has incurred financial hardship, he or she may withdraw funds from his or her Deferred Income Account even if he or she is still employed by a participating Employer. In addition, Participants who attain normal retirement age while still employed may make a one-time election to withdraw their entire balance from all accounts. If a Participant who has attained normal retirement age makes such an election, he or she will continue to participate in the Plan during the balance of their employment but will not have any further rights to in-service withdrawals, except for those withdrawals permitted from his or her Deferred Income Account as a result of having attained the age of 59 1/2. Withdrawals from a Participant's Deferred Income Account during his or her employment on account of a financial hardship can only be made in accordance with the following rules:

         The financial hardship must involve an expenditure of funds under one or more of the following circumstances:

         o Payment of expenses for medical care described in Section 213(d) of the Code incurred by a Participant or necessary to obtain care for a Participant or a member of a Participant's immediate family,

         o        The purchase of a principal residence for the Participant,

         o Twelve months of post-secondary educational expenses for a Participant or the Participant's spouse, children or dependents,

         o Prevention of eviction or foreclosure of the mortgage on the Participant's principal residence,

         o Such other financial need which the Commissioner of Internal Revenue deems to be immediate and heavy.

         In addition, financial hardship distributions are subject to the following requirements:

         1. The distribution must not be in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution) of the Participant;

         2. The Participant must have obtained all distributions other than hardship distributions, and all nontaxable loans currently available under all plans maintained by his or her Employer;

         3. Elective Deferrals under this Plan and all other qualified and nonqualified deferred compensation plans maintained by his or her Employer must be suspended for at least four months after receipt of the hardship distribution;

         4. The Plan and all other plans maintained by the Participant's Employer must provide that the Employee may not make elective deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Employee's elective deferrals for the taxable year of the hardship distribution.

LOANS

         A Participant is permitted to borrow an amount which, when added to the balance of all other Plan loans of such Participant then outstanding, does not exceed the lesser of $50,000 reduced by the excess, if any, of (i) the highest outstanding balance of loans from the Plan during the one year period ending on the day before the date on which such loan was made over (ii) the outstanding balance of loans from the Plan on the date such loans were made, or one-half of the Participant's or Beneficiary's vested interest under the Plan.

LOAN PROVISIONS

         Loans shall be evidenced by a Promissory Note and secured by an assignment of the Participant's vested interest in the Plan.

         Loans shall bear a reasonable rate of interest, as determined by the Committee. The rate of interest must be commensurate with the interest rates charged for loans made under similar circumstances by persons in the business of lending money. Loans shall require substantially level repayment of principal and interest (with repayments not less frequently than quarterly) over a period generally not to exceed five years. A loan used to acquire any dwelling which within a reasonable period of time (to be determined at the time the loan is made) is to be used as the principal residence of the Participant may be for a longer term than five years in the discretion of the Committee. In the event of default, foreclosure on the Note and attachment of the security will not occur until a distributable event occurs under the terms of the Plan.

DISTRIBUTIONS

         Participants will receive a distribution of their vested benefits as soon as administratively feasible following their termination of employment with a participating Employer, provided that if the value of the Employee's vested account balance is greater than $3,500, then, except for minimum distributions which are required for Participants who have reached the age of 70 1/2, no amount will be distributed unless the Participant consents to the distribution. A Participant will receive his or her distribution in a lump sum distribution.

ROLL-OVERS AND DIRECT TRANSFERS

         With the consent of the Committee, a Participant may transfer account balances from another plan qualified under Section 401(a) of the Code, either in the form of rollover contributions or a direct plan-to-plan transfer. These contributions will be allocated to a Participant's Rollover Account. A Participant will always be 100% vested in his or her Rollover Account.

FORFEITURES

         If a Participant terminates employment with the Participating Employer and the value of the Participant's vested account balance is not greater than $3,500, the Employee shall receive a distribution of the value of the entire vested portion of such account balance, and the non-vested portion will be treated as a forfeiture. If a Participant terminates employment with the Participating Employer and consents to receive the value of his or her vested account balance, the non-vested portion will be treated as a forfeiture. If a Participant who receives a distribution resumes employment, then any forfeited portion of his or her account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of (i) five years after the Participant's Re-employment Commencement Date, or (ii) the date the Participant incurs five consecutive one-year service breaks following the date of distribution.

VOTING RIGHTS

         At each annual or special meeting of stockholders of the company, each Participant will be provided with a proxy which will enable the Participant to instruct the Trustee how to vote the shares of Class A Common Stock of the Company held in any account of such Participant. The trustee will vote shares of Company Class A Common Stock for which it has not received instructions from the Participant as directed by the Committee or, in the absence of Committee directions, in direct proportion to the voting instructions received by the Trustee from Participants.

         In the event of a tender or exchange offer for any Company Class A Common Stock held by the Trustee, the Trustee will use its best efforts to distribute or cause to be distributed to each affected Participant in a timely manner all information and material that are distributed to the Company stockholders in connection with the offer, together with directions as to how the Participant may instruct the Trustee whether or not to tender or exchange the Company Class A Common Stock credited to the Participant's accounts (both vested and non-vested). Each Participant will be entitled to direct the Trustee to tender or exchange shares of Company Class A Common Stock credited to such Participant's account. The Trustee will tender Class A Common Stock credited to a Participant's accounts only if instructed to do so by the Participant. The Trustee will not express its opinion or recommendation to any Participant concerning the tender offer or exchange of shares.

         Under the terms of the Plan, the Trustee may delegate to the Committee some or all of its responsibilities to provide information and documents to, or otherwise communicate with Participants concerning any shareholder vote or tender offer which involves Class A Common Stock held in the Plan. The Committee cannot be viewed as disinterested in such matter, and may have a conflict of interest in providing advice to Participants.

OTHER INFORMATION

         Except in certain situations involving the dissolution of a Participant's marriage where Plan assets are divided between a Participant and his or her spouse pursuant to a qualified domestic relations order, a Participant's interest under the Plan cannot be sold, assigned or transferred prior to the distribution to the Participant. A Participant cannot pledge his or her interest under the Plan for any loan or other purpose. No lien exists on any funds or securities held under the Plan, nor may any such lien be created.

TERMINATION OF EMPLOYMENT

         Retirement. If employment is terminated following attainment of normal retirement age, a Participant's payable benefit is 100% percent of the value of his or her accounts.

         Death. If employment is terminated by death, the payable benefit to the Participant's beneficiary under the Plan is one hundred percent of the value of the Participant's accounts.

         Disability. If a Participant becomes permanently and totally disabled, the payable benefit is one hundred percent of his or her accounts.

         Other. If a Participant terminates employment in any manner other than retirement, death or disability, the payable benefit is the vested value of his or her accounts.

                         FEDERAL INCOME TAX CONSEQUENCES

         The Plan is a qualified plan under Section 401(a) of the Code and the trust thereunder is exempt from federal income taxes. In addition, the Plan contains a cash or deferred arrangement which meets the requirements of Section 401(k) of the Code.

         A Participant in the Plan is not subject to federal income taxation on Company discretionary or matching contributions or on Elective Deferrals contributed on behalf of a Participant to the Plan, until such amounts are distributed to or withdrawn by the Participant. Further, the Participant is not subject to federal income taxation on the earnings allocated to such contributions, including interest, dividends, or profits from sales of securities received by the Trustee and credited to the Participant's accounts, until such amounts are distributed to or withdrawn by the Participant. However, Elective Deferrals are treated in the year of contribution as wages subject to the Social Security tax.

         Limitation on Elective Deferrals. The Code imposes an annually indexed dollar limit ($9,500 for calendar year 1997) on deferrals under the Plan.

         In-Service Withdrawals. The Plan permits Participants to withdraw funds from their Deferred Income Account while they are still employed if they have attained the age of 59 1/2 or have incurred a "financial hardship", as that term is defined in the Plan. In addition, Participants who attain normal retirement age while still employed may make a one-time election to withdraw their entire balance from all accounts. If a Participant who has attained normal retirement age makes such an election, he or she will continue to participate in the Plan during the balance of their employment but will not have any further rights to in-service withdrawals, except for those withdrawals permitted from his or her Deferred Income Accounts as a result of having attained the age of 59 1/2. Participants who receive an in-service withdrawal will generally be taxed at ordinary income tax rates on the entire amount of the withdrawal. In addition, if a Participant has not reached age 59 1/2 at the time of the withdrawal, then the amount withdrawn will be subject to a 10% early withdrawal tax. Although withdrawals generally are taxed at ordinary income tax rates, if the Participant's entire interest in the Plan is withdrawn after age 59 1/2, special lump sum treatment may be available, as discussed below.

         Distributions and Termination of Employment. All distributions at termination of employment are made in a single sum payment. The taxation of such distributions depends on several factors, including the timing of the distribution, the Participant's age, the Participant's length of participation in the Plan and certain elections made by the Participant.

         Since payment will be made in a lump sum distribution, the distribution will be taxed as ordinary income, unless the Participant is eligible for certain averaging rules and elects to compute the tax on that basis or unless the Participant timely rolls over the distribution to either an individual retirement account or another qualified plan. If the Participant receives the lump sum payment after age 59 1/2 and has been a Participant in the Plan for five or more taxable years before the taxable year of the distribution and does not roll over any portion of the distribution, the Participant is eligible to elect to have special five-year averaging rules apply in calculating the income tax for such payment. If the Participant makes the election, the income tax for the lump sum payment is computed separately from the Participant's other items of income and may result in a lower tax rate for that payment. However, as a result of 1996 legislation, the five-year averaging rules are repealed for taxable years beginning after 1999. Certain transition rules allow different averaging rules to apply to Participants who had attained age fifty prior to January 1, 1986. These rules are not repealed by the 1996 legislation.

         If the Participant has not reached age 59 1/2 by the date of the distribution, an additional early distribution tax of 10% will be imposed on the taxable portion of the distribution unless the distribution is made on account of the Participant's death or disability, is made to defray a medical expense deductible under Section 213 of the Code, or is made subsequent to the Participant's separation from service after age 55. The 10% tax does not apply to a distribution made pursuant to a qualified domestic relations order. The 10% penalty tax does not apply to any portion of a distribution rolled over to an individual retirement account or another qualified plan, although such penalty tax may apply to subsequent distributions from such individual retirement account or qualified plan.

         A 15% excise tax is payable by Participants on the amount by which the taxable portion of an annual distribution exceeds a threshold amount determinable each year with reference to the Code. If averaging was elected for a lump sum distribution, the tax is payable to the extent that the taxable portion of the lump sum payment exceeds five times the threshold amount. Amounts attributable to after-tax voluntary contributions, or amounts rolled over to an individual retirement account or qualified retirement plan within 60 days of receipt, are not included in computing the tax. The 15% excise tax on excess distributions is suspended for a three-year period beginning January 1, 1997 and distributions received during 1997, 1998 and 1999 will not be subject to this additional tax. A separate 15% estate tax applies at a Participant's death to the excess of a Participant's total balances in all qualified retirement plans, annuity plans, tax sheltered annuities, and individual retirement accounts, over an amount equal to the present value, as of the Participant's death, of a hypothetical single life annuity with annual payments equal to the applicable threshold amount. This separate 15% estate tax is not suspended during 1997, 1998 and 1999.

         Tax Withholding. The taxable portion of a distribution is generally subject to federal income tax withholding at a rate of twenty percent (20%) of the distribution. Distributions, however, for which the employee elects a direct rollover to another qualified retirement plan or to an IRA are not subject to withholding. In order to elect a direct rollover, the Participant must direct the trustee to transfer the rollover amount directly to another qualified plan or IRA. The nontaxable portion of a distribution and certain other distributions, such as required distributions after age 70 1/2, are not eligible for rollover and therefore are not subject to withholding. The Participant may nevertheless elect withholding, whether or not required.

         Special rules apply to distributions of Company Stock. The Code generally does not require withholding on distributions of Company Stock. However, if the taxable portion of a distribution consists of both cash and Company Stock, the value of the stock will be added to the cash amount of the distribution to determine the amount to be withheld. In that case, the amount withheld may not exceed the cash portion of the taxable distribution.

         IRA Rollovers. A Participant in most cases may rollover any part of the taxable portion of a distribution from the Plan to another qualified retirement plan or an IRA. As discussed above, a Participant may require the Plan to make a direct transfer to the other plan or the IRA and avoid income tax withholding on the amount transferred.

         A Participant who fails to make a direct rollover may still make a rollover of the taxable portion, if the rollover is made within 60 days of the receipt of the distribution. The amount subject to rollover is the entire taxable amount, including the amount withheld. The employee, however, can make the full rollover only by replacing the amount withheld from personal sources. If the withheld amount is not replaced, the Participant will be subject to income tax and penalty on that amount.

         The foregoing statements are based on current federal tax laws and regulations in effect and do not purport to be a complete explanation of all income tax and other tax aspects of the Plan. Participants may additionally be subject to state and local taxes with respect to Plan benefits, which are not described herein. Each Participant should consult the Participant's own tax advisor with regard to the tax aspects of the participation in the Plan, including any applicable state and local income tax laws, the effect of which may differ substantially from federal tax law.


                             RESTRICTIONS ON RESALE

         There are restrictions on resales of securities acquired pursuant to the Plan by Participants who are "affiliates" of the Company (i.e., controlling persons of the Company) within meaning of the term "affiliate" as defined in Rule 405 as promulgated by the Commission under the Securities Act of 1933, as amended (the "Act"). Such persons may not offer or sell shares of the Company's Class A Common Stock acquired pursuant to the Plan unless such offers and sales are made pursuant to an effective Registration Statement under that Act or pursuant to an exemption from the registration requirements of the Act, such as that provided by Rule 144 thereunder. In connection with such offers and sales, a Participant selling a large number of shares, whether or not an affiliate, may be deemed an "underwriter" within the meaning of that term as set forth in the Act, and therefore is subject to the registration requirements of the Act, unless an exemption therefrom is applicable.

         Section 16 of the Exchange Act provides, among other things, that an officer, director or any person who is a beneficial owner of more than 10% of an equity security of the Company registered under the Exchange Act is liable to the Company for profit realized from any purchase and sale (or any sale and purchase) of any equity security of the Company within a period of less than six months, irrespective of the intention on the part of such person in entering the transaction. The term "equity security" may include rights to acquire shares upon exercise of warrants or options on conversion of convertible securities or otherwise.


                          INSIDER TRADING RESTRICTIONS

All transactions involving Haskel Class A Common Shares, including all reallocations of account balances under the Plan which will result in the purchase of Class A Common Shares of the Company, are subject to Rule 10b-5 of the Securities Exchange Act of 1934. Accordingly, a Participant must not trade in Haskel Class A Common Shares (including through reallocation of account balances from the investment funds to acquisitions of the Company's Class A Common Shares) at any time when a Participant is in possession of material non-public information about the Company. In addition, Participants are subject to Company's stock trading window policy and must observe such policy in connection with transactions involving the Company's Class A Common Shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*



----------------

*        INFORMATION REQUIRED BY ITEMS 1 AND 2 OF PART I TO BE CONTAINED IN THE
         SECTION 10(a) PROSPECTUS IS OMITTED FROM THE REGISTRATION STATEMENT IN ACCORDANCE WITH RULE 428 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE NOTE TO PART I OF FORM S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Haskel International, Inc. (the "Registrant" or "Company") and the Haskel International, Inc. 401(k) Profit Sharing Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") (Commission File No. 0-25068) are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1996; (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended August 31, 1996, November 30, 1996 and February 28, 1997; and (c) the description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed on September 19, 1994 with the Commission under the Exchange Act, including any amendment or report subsequently filed by the Company for the purpose of updating that description.

         Each document filed by the Registrant or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or that deregisters all such securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Class A Common Stock registered hereby is a class of securities registered under Section 12(g) of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under California law, a California corporation may eliminate or limit the personal liability of a director to the corporation for monetary damages for breach of the director's duty of care as a director, provided that the breach does not involve certain enumerated actions, including, among other things, intentional misconduct or knowing and culpable violation of the law, acts or omissions that the director believes to be contrary to the best interests of the corporation or its shareholders or that involve an absence of good faith on the part of the director, any transaction from which a director derives an improper personal benefit, acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, and acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders. The Company's Articles of Incorporation include such provisions.

         The Company's Articles of Incorporation and Bylaws also impose a mandatory obligation on the Company to indemnify its agents, including officers and directors of the Company to the fullest extent authorized or permitted by law (as now or hereinafter in effect), including under circumstances in which indemnification would otherwise be at the direction of the Company.

         The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following is a complete list of exhibits filed as part of this Registration Statement.

Exhibit
Number              Description
-------             -----------
4         Haskel International, Inc. 401(k) Profit Sharing
          Plan.

23.01     Consent of Deloitte & Touche LLP.

23.02     Consent of Price Waterhouse UK.

24.01     Power of Attorney (Contained in Part II).

         The Registrant will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burbank, State of California, on June 13, 1997.

                                         HASKEL INTERNATIONAL, INC.

                                         By: /s/  R. MALCOLM GREAVES
                                             _________________________
                                             R. Malcolm Greaves
                                             Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Malkowicz and Lonnie D. Schnell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intent and purposes and as full as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    Signature                                   Title                            Date
                    ---------                                   -----                            ----
/s/ EDWARD MALKOWICZ                             Chairman of the Board and                   June 13, 1997
----------------------------------------         Director
Edward Malkowicz



/s/ R. MALCOLM GREAVES                           Chief Executive Officer and                 June 13, 1997
----------------------------------------         Director
R. Malcolm Greaves


/s/ LONNIE D. SCHNELL                            Chief Financial Officer (Principal          June 13, 1997
----------------------------------------         Financial and Accounting Officer)
Lonnie D. Schnell



----------------------------------------         Director                                    ______ __, 199_
Richard Detweiler

/s/ MARVIN L. GOLDBERGER
----------------------------------------         Director                                    June 13, 1997
Marvin L. Goldberger

/s/ STANLEY T. MYERS
----------------------------------------         Director                                    June 13, 1997
Stanley T. Myers


/s/ TERRENCE A. NOONAN
----------------------------------------         Director                                    June 13, 1997
Terrence A. Noonan


/s/ JOHN VINKE
----------------------------------------         Director                                    June 13, 1997
John Vinke

                                 EXHIBIT INDEX


EXHIBIT NO.
-----------

   4            Haskel International, Inc. 401(k) Profit Sharing Plan

  23.01         Consent of Deloitte & Touche LLP

  23.02         Consent of Price Waterhouse

                  Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on June 13, 1997.

                           Haskel International, Inc. 401(k) Profit Sharing Plan


                           By  First Trust Corporation
                               as Trustee



                           By  /s/ MARK A. KELLEY
                               ------------------------------------------
                               Mark A. Kelley
                               Senior Vice President